Exhibit 99.1

Delek US Holdings Reports First Quarter 2010 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--May 6, 2010--Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced financial results for the first quarter 2010.

For the three months ended Mar. 31, 2010, Delek US reported a net loss from continuing operations of $14.1 million, or ($0.26) per basic share, versus a net loss from continuing operations of $1.4 million, or ($0.03) per basic share, in the first quarter 2009. Excluding special items, the Company reported an adjusted net loss from continuing operations of $14.0 million, or ($0.26) per basic share, in the first quarter 2010, versus an adjusted net loss of $2.4 million, or ($0.05) per basic share, in the first quarter 2009.

Uzi Yemin, President and Chief Executive Officer of Delek US, remarked: “Our first quarter results were adversely impacted by a combination of severe winter weather in several of our core retail markets during January and February, in addition to weak Gulf Coast refining economics which persisted for most of the quarter.”

Yemin continued: “Within our retail segment, same-store merchandise sales improved for the third consecutive quarter during the first quarter 2010, due in part to increased contributions from our reimaged store locations open more than one year. A slight decline in our same-store fuel gallons sold was offset by an increase in our first quarter retail fuel margin, when compared to the year-ago period.”

As of Mar. 31, 2010, Delek US had $40.3 million in cash and $313.5 million in debt, resulting in a net debt position of $273.2 million. During the first quarter 2010, Delek US applied taxable losses generated in 2009 against taxes paid in prior years, resulting in a net operating loss carryback. Consequently, the Company received a federal tax refund of nearly $40 million cash during the second quarter 2010, which should serve to enhance the Company’s liquidity position.

“As a management team, we remain focused on a return to profitable growth and continued balance sheet discipline. From a liquidity perspective, we remain well-positioned to reinvest in strategic growth initiatives that further our plan for long-term value creation,” continued Yemin.

Yemin concluded: “Entering the second quarter, we have experienced increased demand for refined products sold in our refining, retail and marketing segments. This uplift in demand is primarily attributable to a combination of favorable seasonal trends and improving economic conditions in our regional markets.”

Refining Segment

The refining segment operated for 90 days during the first quarter 2010. The refinery was not in operation during the first quarter 2009 due to a fire at the Tyler refinery on November 20, 2008.

Refining contribution margin was $2.5 million in the first quarter 2010, versus $14.6 million in the first quarter 2009. During the first quarter 2009, the Company recorded $1.6 million of income on property damage insurance claims, net of expense, and $21.1 million of income on business interruption insurance claims related to the November 2008 fire. The Company did not receive any such insurance proceeds in the first quarter 2010.

Gulf Coast refining economics remained challenging for most of the first quarter 2010. The benchmark 5-3-2 Gulf Coast crack spread declined more than 25 percent to $6.62 per barrel in the period, versus $9.14 per barrel in the first quarter 2009. In addition, the price of West Texas Intermediate crude, the Tyler refinery’s primary feedstock, increased more than 80 percent between the first quarter 2009 and the first quarter 2010.

Capacity utilization at the Tyler refinery was 81.7 percent in the first quarter 2010, versus 76.6 percent in the fourth quarter 2009. Tyler produced an average of 53,580 barrels per day in the first quarter 2010, versus an average of 50,189 in the fourth quarter 2009. Direct operating expense per barrel sold was $5.14 per barrel in the first quarter 2010, versus $5.73 per barrel in the fourth quarter 2009.

Refining margin, adding back inter-company product marketing fees of $0.53 per barrel, was $6.24 per barrel sold in the first quarter 2010, compared to $3.91 per barrel sold in the fourth quarter 2009.

Retail Segment

Retail segment contribution margin was $7.4 million in the first quarter 2010, compared to $7.3 million in the first quarter 2009. An increase in the Company’s retail fuel margin offset a slight decline in same-store fuel gallons sold and merchandise margin, when compared to year-ago levels.

Same-store merchandise sales increased 1.2 percent in the first quarter 2010, compared to a same-store decline of 4.4 percent in the first quarter 2009. The improvement in same-store merchandise sales was favorably impacted by strong contributions from the Company’s “reimaged” MAPCO store locations, in addition to a general improvement in the Company’s fresh food service programs. Merchandise margin declined to 30.8 percent in the first quarter 2010, versus 32.0 percent in the prior year period, due to margin compression within the Company’s cigarette and dairy categories.

Same-store fuel gallons sold declined by 0.3 percent in the first quarter 2010, compared to a same-store sales decline of 2.2 percent in first quarter 2009. The retail segment sold a total of 103.0 million gallons during the three months ended Mar. 31, 2010, versus 106.7 million gallons in the prior year period. The Company’s retail fuel margin was 12.9 cents per gallon in the first quarter 2010, compared to 11.2 cents per gallon in the prior year period.

Marketing Segment

Marketing segment contribution margin increased to $5.8 million in the first quarter 2010, compared to $5.0 million in the first quarter 2009. Marketing contribution margin benefited from fees earned through the Company’s crude logistics operations during the first quarter 2010.

Inventory levels remained at normalized levels during the first quarter, while wholesale product prices in West Texas moved closer to parity, leading to more rational pricing in the period.

Total sales volumes within the marketing segment increased 7.2 percent to 14,298 barrels per day in the first quarter 2010, compared to 13,342 barrels per day in the prior-year period.

Reconciliation of GAAP to Non-GAAP Financial Measures

Delek US reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures may provide users of financial information (i) increased transparency into the Company’s operations; and (ii) additional meaningful comparisons between current results and results in prior operating periods. For these reasons, management is presenting certain adjustments to GAAP results in order to reflect the ongoing operations of the business. Management believes these measures will help investors better understand and evaluate the Company.

Delek US provides the following reconciliation schedule in calculating “adjusted” net income from continuing operations, a non-GAAP measure, for the three months ended Mar. 31, 2010 and for the three months ended Mar. 31, 2009.

The following items are excluded in the calculation of adjusted net income from continuing operations for the three months ended Mar. 31, 2010:

  $0.2 million pre-tax expense related to property damage from the Nov. 2008 fire at the refinery
	For the Three Months Ended March 31, 2010
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Loss	Loss	Basic

Unadjusted from Continuing Operations
Continuing Operations	$(22.1)	$(14.1)	$(0.26)
Discontinued Operations	-	-	-
Total	(22.1)	(14.1)	(0.26)

Adjustments:
Loss:
Property Damage Expenses (Refining Segment)	0.2	0.1	-
Total	0.2	0.1	-

Adjusted from Continuing Operations	(21.9)	(14.0)	(0.26)
Discontinued Operations	-	-	-
Adjusted Total	$(21.9)	$(14.0)	$(0.26)

The following items are excluded in the calculation of adjusted net income from continuing operations for the three months ended Mar. 31, 2009:

  $1.6 million pre-tax gain on property damage proceeds, net of expense
	For the Three Months Ended March 31, 2009
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Loss	Loss	Basic

Unadjusted from Continuing Operations
Continuing Operations	$(1.9)	$(1.4)	$(0.03)
Discontinued Operations	(2.6)	(1.6)	(0.03)
Total	(4.5)	(3.0)	(0.06)

Adjustments:
Income:
Property Damage Proceeds (Refining Segment)	(1.6)	(1.0)	(0.02)
Total	(1.6)	(1.0)	(0.02)

Adjusted from Continuing Operations	(3.5)	(2.4)	(0.05)
Discontinued Operations	(2.6)	(1.6)	(0.03)
Adjusted Total	$(6.1)	$(4.0)	$(0.08)

First Quarter 2010 | Conference Call Information

The Company will hold a conference call to discuss its first quarter 2010 results today at 10:00 a.m. CT. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekUS.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available through May 20, 2010 by dialing (800) 642-1687, passcode 67879923. An archived version of the replay will also be available on Delek’s website for 90 days.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply of refined products, and retail marketing of fuel and general merchandise. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Discount Food Mart™, Fast Food and Fuel™ and Favorite Markets® brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: the timing of our receipt of insurance proceeds; our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	March 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$40.3	$68.4
Accounts receivable	106.3	76.7
Inventory	112.2	116.4
Other current assets	55.3	50.1
Total current assets	314.1	311.6

Property, plant and equipment:
Property, plant and equipment	869.8	865.5
Less: accumulated depreciation	(186.1)	(173.5)
Property, plant and equipment, net	683.7	692.0

Goodwill	71.9	71.9
Other intangibles, net	8.6	9.0
Minority investment	131.6	131.6
Other non-current assets	13.5	6.9
Total assets	$1,223.4	$1,223.0

Liabilities and shareholders' equity
Current liabilities:
Accounts Payable	$207.0	$192.5
Current portion of long-term debt and capital lease obligations	42.7	17.7
Note payable to related party	65.0	65.0
Accrued expenses and other current liabilities	54.1	47.0
Total current liabilities	368.8	322.2

Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	205.8	234.4
Environmental liabilities, net of current portion	5.0	5.3
Asset retirement obligations	7.0	7.0
Deferred tax liabilities	108.9	110.5
Other non-current liabilities	12.3	12.6
Total non-current liabilities	339.0	369.8

Shareholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value, 110,000,000 shares authorized, 54,339,479 and 53,700,570 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	0.5	0.5
Additional paid-in capital	287.6	281.8
Retained earnings	227.5	248.7
Total shareholders' equity	515.6	531.0
Total liabilities and shareholders' equity	$1,223.4	$1,223.0

Delek US Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	For the Three Months Ended March 31,
	2010	2009
		(revised)
Net Sales	$892.9	$368.3
Operating costs and expenses:
Cost of goods sold	820.7	317.6
Operating expenses	56.1	45.8
Insurance proceeds - business interruption	-	(21.1)
Property damage expenses (proceeds), net	0.2	(1.6)
General and administrative expenses	15.3	14.7
Depreciation and amortization	14.5	10.2
Gain on sale of assets	(0.5)	-
Total operating costs and expenses	906.3	365.6
Operating (loss) income	(13.4)	2.7
Interest expense	8.7	4.7
Interest income	-	(0.1)
Total non-operating costs and expenses	8.7	4.6
Loss from continuing operations before income tax benefit	(22.1)	(1.9)
Income tax benefit	(8.0)	(0.5)
Loss from continuing operations	(14.1)	(1.4)
Loss from discontinued operations, net of tax	-	(1.6)
Net loss	$(14.1)	$(3.0)

Basic earnings per share
Loss from continuing operations	$(0.26)	$(0.03)
Loss from discontinued operations	-	(0.03)
Total basic earnings per share	$(0.26)	$(0.06)

Diluted earnings per share
Loss from continuing operations	$(0.26)	$(0.03)
Loss from discontinued operations	-	(0.03)
Total diluted earnings per share	$(0.26)	$(0.06)

Weighted average common shares outstanding:
Basic	53,920,639	53,682,070
Diluted	53,920,639	53,682,070

Dividends declared and paid per common share outstanding	$0.0375	$0.0375

Adjusted earnings per share from continuing operations	$(0.26)	$(0.05)
Earnings per share from discontinued operations	-	(0.03)
Adjusted earnings per share	$(0.26)	$(0.08)

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended March 31,
	2010	2009
Cash Flow Data
Cash flows (used in) provided by operating activities:	$(8.1)	$85.9
Cash flows used in investing activities:	(5.5)	(72.1)
Cash flows (used in) provided by financing activities:	(14.5)	26.1
Net (decrease) increase in cash and cash equivalents	$(28.1)	$39.9

Delek US Holdings, Inc.
Segment Data
(In millions)

	As of and For the Three Months Ended March 31, 2010
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$401.6	$375.5	$115.6	$0.2	$892.9
Intercompany marketing fees and sales	4.3	-	4.9	(9.2)	-
Operating costs and expenses:
Cost of goods sold	378.5	335.2	113.9	(6.9)	820.7
Operating expenses	24.7	32.9	0.8	(2.3)	56.1
Property damage expenses	0.2	-	-	-	0.2
Segment contribution margin	$2.5	$7.4	$5.8	$0.2	15.9
General and administrative expense					15.3
Depreciation and amortization					14.5
Gain on sale of assets					(0.5)
Operating loss					$(13.4)

Total assets	$571.0	$426.2	$74.3	$151.9	$1,223.4

Capital spending (excluding business combinations)	$7.6	$1.9	$-	$0.1	$9.6

	As of and For the Three Months Ended March 31, 2009
	Refining	Retail(2)	Marketing	Corporate, Other and Eliminations	Consolidated
	(revised)(1)
Net sales (excluding intercompany marketing fees and sales)	$4.0	$295.6	$68.5	$0.2	$368.3
Intercompany marketing fees and sales	(3.1)	-	3.1	-	-
Operating costs and expenses:
Cost of goods sold	(3.2)	254.9	66.4	(0.5)	317.6
Operating expenses	12.2	33.4	0.2	-	45.8
Insurance proceeds - business interruption	(21.1)	-	-	-	(21.1)
Property damage proceeds, net	(1.6)	-	-	-	(1.6)
Segment contribution margin	$14.6	$7.3	$5.0	$0.7	27.6
General and administrative expense					14.7
Depreciation and amortization					10.2
Operating income					$2.7

Total assets	$405.5	$457.0	$61.1	$167.2	$1,090.8

Capital spending (excluding business combinations)	$79.9	$0.9	$-	$-	$80.8

(1) These amounts have been revised due to a misapplication of guidance associated with accounting for lower of cost or market (LCM) reserves when using the LIFO method of accounting for inventories. We recognized a reversal of a LCM reserve in the first quarter of 2009 in the amount of $4.8 million ($3.1 million, net of tax). The reversal should not have been recognized until the second quarter of 2009 when our refinery resumed operations and the related inventory was sold. This resulted in a $3.1 million reduction to previously reported net income in the three months ended March 31, 2009, or $(0.03) per diluted share.

(2) Retail operating results for the three months ended March 31, 2009 have been restated to reflect the reclassification of the remaining nine Virginia stores to back to normal operations.

Delek US Holdings, Inc.
Statistical Data
(In millions, except share and per share data)

Refining Segment	Three Months Ended March 31,
	2010	2009(1)
Days operated in period	90	-
Total sales volume (average barrels per day)(2)	53,439	948
Products manufactured (average barrels per day):
Gasoline	30,104	-
Diesel/jet	20,244	-
Petrochemicals, LPG, NGLs	1,447	-
Other	1,785	-
Total production	53,580	-
Refinery throughput (average barrels per day):
Crude oil	49,043	-
Other feedstocks	5,364	-
Total refinery throughput	54,407	-
Per barrel of sales:
Refining operating margin	$5.71	N/A
Refining operating margin excluding intercompany marketing fees	6.24	N/A
Direct cash operating expenses	5.14	N/A
Pricing statistics (average for the period presented)
WTI — Cushing crude oil (per barrel)	$78.61	$43.24
U.S. Gulf Coast 5-3-2 crack spread (per barrel)	6.62	9.14
U.S. Gulf Coast unleaded gasoline (per gallon)	2.04	1.22
Ultra low sulfur diesel (per gallon)	2.05	1.33
Natural gas (per MMBTU)	5.15	4.58

Marketing Segment	Three Months Ended March 31,
	2010	2009
Days operated in period	90	90
Products sold (average barrels per day):
Gasoline	6,603	6,705
Diesel/jet	7,651	6,578
Other	44	59
Total sales	14,298	13,342
Direct operating expenses (per barrel of sales)	$0.65	$0.14

Retail Segment	Three Months Ended March 31,
	2010	2009(3)
Number of stores (end of period)	434	466
Average number of stores	441	466
Retail fuel sales (thousands of gallons)	102,998	106,672
Average retail gallons per average number of stores (in thousands)	234	229
Retail fuel margin ($ per gallon)	$0.129	$0.112
Merchandise sales (in millions)	$86.8	$88.6
Merchandise margin %	30.8%	32.0%
Credit expense (% of gross margin)	10.4%	7.8%
Merchandise and cash over/short (% of net sales)	0.2%	0.3%
Operating expenses/merchandise sales plus total gallons	16.7%	16.4%

(1) The refinery did not operate during the period from November 21, 2008 through May 17, 2009 due to the November 20, 2008 explosion and fire. The refinery resumed full operations on May 18, 2009. Sales volumes for the three months ended March 31, 2009 included minimal sales of intermediate products made prior to the restart of the refinery.

(2) Sales volume includes 838 barrels per day sold to the marketing segment during the three months ended March 31, 2010. There were no sales of product to the marketing segment during the three months ended March 31, 2009.

(3) Retail operating results for the three months ended March 31, 2009 have been restated to reflect the reclassification of the remaining nine Virginia stores to back to normal operations.

CONTACT:
Delek US Holdings, Inc.
U.S. Investor / Media Relations Contact:
Noel Ryan III
Director, Investor Relations/Communications
615-435-1356
or
Israel Media Relations Contact:
Itay Gormez
011-972-52-6636801